Exhibit 99.1

Pacific Capital Bancorp Announces Purchase of Registered Investment Advisor

    SANTA BARBARA, Calif.--(BUSINESS WIRE)--May 17, 2006--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $7.0 billion in assets, today announced that it has signed a definitive agreement to acquire the assets of Morton Capital Management (MCM), a Calabasas, California-based registered investment advisor. PCB will pay a purchase price for the assets consisting of an initial payment in cash at the closing of approximately $7 million, which is subject to certain adjustments, as well as future payments based upon the financial performance of the acquired business over a specific period following the closing.
    Following the close of the transaction, which is expected to be July 1, 2006, MCM will operate as a wholly-owned subsidiary of Pacific Capital Bank, N.A. under its current name and in its same location. Customers will continue to be served by the same principals and support staff, all of whom will remain with MCM.
    MCM was formed in 1981 and became a Registered Investment Advisor in 1983. MCM is wholly owned by management. MCM manages assets in excess of $800 million, and provides planning and investment solutions to successful individuals, families, foundations, retirement plans and select institutional clients. Approximately one-third of MCM's clients have had business relations with the firm's principals for between 10 and 30 years.
    "This partnership is an excellent opportunity for PCB to grow assets under management as well as provide our clients with greater breadth of investment solutions," said George Leis, Executive Vice President of PCB's Wealth Management Group. "Morton Capital Management is a highly regarded company with a tradition of the highest levels of customer service and demonstrated success in serving their clients. We are delighted to welcome their entire team on board. We are confident that this combination will result in greater value for our clients through the delivery of a comprehensive set of expanded investment, personal trust and banking services."
    "We are very much looking forward to joining forces with PCB, which operates some of the most highly respected community banks in California," said Lon Morton, MCM President & CEO. "Our affiliation will broaden our ability to create value for our clients through key areas such as trust and banking services. With the bank's support and our existing team remaining in place we are well positioned to grow and achieve a high level of client satisfaction."
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, First Bank of San Luis Obispo, and Pacific Capital Bank.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    CONTACT: Pacific Capital Bancorp
             Debbie Whiteley, 805-884-6680
             Debbie.Whiteley@pcbancorp.com